Exhibit 5.1

TEL AVIV	ZURICH	WWW.GOLDFARB.COM
Ampa Tower, 98 Yigal Alon St.	14 Mittelstrasse
Tel Aviv 6789141, Israel	Zurich 8008, Switzerland
Tel +972 (3) 608-9999	Tel +41 (44) 818 08 00
Fax +972 (3) 608-9909	Fax +41 (44) 818 08 01
INFO@GOLDFARB.COM	ZURICH@GOLDFARB.COM

November 17, 2020

Itamar Medical Ltd.

9 Halamish Street
Caesarea 3088900, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof by Itamar Medical Ltd., an Israeli company (the “Company”), relating to the sale, from time to time, by the Company of up to a US$120,000,000 aggregate amount of any or all of the following securities: (a) ordinary shares, par value NIS 0.01 per share, of the Company (the “Ordinary Shares”) and American Depositary Shares (“ADSs”), each representing 30 Ordinary Shares; (b) warrants to purchase Ordinary Shares or ADSs (the “Warrants”); (c) debt securities (the “Debt Securities”); and (d) units comprised of Ordinary Shares, ADSs, Warrants or Debt Securities in any combination (the “Units” and, together with the Ordinary Shares, ADSs, the Warrants and the Debt Securities, the “Securities”).

The ADSs will be issued, if any, under the Deposit Agreement, dated as of February 26, 2019, among the Company, the Bank of New York Mellon, as Depositary (the “Depositary”), and the owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”). According to the Registration Statement, Warrants may be issued directly or under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). Debt Securities may be issued, in one or more series, pursuant to indentures, the forms of which [will be filed as exhibits to, or incorporated by reference to,] the Registration Statement (collectively, the “Indentures”), entered into with the trustee (the “Trustee”) named in such Indenture. Units may be issued directly or under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, including such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We have assumed further that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement, if applicable, will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; (2) at the time of execution, issuance and delivery of the Units, the Unit Agreement, if applicable, will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; (3) at the time of the execution, issuance and delivery of any Debt Securities, (i) the respective Indenture, including any supplemental indenture thereto, will have been duly authorized, executed and delivered by the Company and the Trustee and will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms and (ii) the respective Indenture, including any supplemental indenture thereto, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (4) at the time of the issuance and sale of any of the Securities, the number and terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or the Company’s memorandum or articles of association (together, the “Charter Documents”) or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (5) at or prior to the time of the delivery of any Security, the consideration for such Security will have been received; and (6) the issuance of the ADSs or the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized share capital under the Charter Documents and that the consideration for the issuance and sale of any such Ordinary Shares is in an amount that is not less than the nominal (par) value thereof.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.	The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel.

2.	With respect to the Ordinary Shares and the Ordinary Shares underlying ADSs, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares (and, if applicable, ADSs), the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors and otherwise in accordance with the provisions of the Warrants pursuant to which such Ordinary Shares will be issued, if applicable, such Ordinary Shares will be legally issued, fully paid and non-assessable.

3.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Warrants and the underlying Ordinary Shares (and, if applicable, ADSs), the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, if any, such Warrants will be legally issued.

4.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Debt Securities and the related Indenture, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Debt Securities and the related Indenture and any supplemental indenture thereto, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors, and otherwise in accordance with the provisions of the applicable Indenture and any supplemental indenture thereto, such Debt Securities will be validly issued and will be binding obligations of the Company.

5.	With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Units, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Units, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors, and otherwise in accordance with the provisions of the applicable Unit Agreement, if any, such Units will be legally issued.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions: (a) we are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel; (b) our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, and (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law); and (c) you have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the captions “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Goldfarb Seligman & Co.